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Mobile Ad Network Publisher Agreement

Last updated March 31, 2015
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MOBILE AD NETWORK PUBLISHER AGREEMENT

This Mobile Ad Network Publisher Agreement ("**Publisher Agreement**") is an agreement between Amazon Services International, Inc., a Delaware corporation, Amazon Digital Services, Inc., a Delaware corporation and Amazon Europe Core S.à.r.l., incorporated and with a principal place of management in the Grand Duchy of Luxembourg (each, individually, an "**Amazon Party**" and, together with their affiliates, "**Amazon**," "**we**," "**us**" or "**our**") and you (if registering as an individual) or the entity you represent (if registering as a business), in either case as the applicant ("**you**"). Any other Amazon affiliate that delivers ads through the Program or that we otherwise designate is also an Amazon Party. This Publisher Agreement, together with the Program Materials License Agreement (the "PMLA"), contains the terms and conditions that govern your participation in the Mobile Ad Network (the "**Program**"). "**Your Mobile Properties**" means all of the mobile properties owned, operated or controlled by you that are approved for participation in the Program . "**Amazon Plug-in**" means a plug-in between the Amazon Mobile Ads API and any software provided by a third party. You and we are sometimes each referred to generically herein as a "**Party**" and collectively as the "**Parties**."

IF YOU (1) USE THE AMAZON MOBILE ADS API; (2) SEND US ANY AD REQUEST (AS DEFINED IN SECTION 6 BELOW) WHETHER DIRECTLY OR THROUGH AN INTERMEDIARY, (3) CREATE, USE, OR DISTRIBUTE ANY AMAZON PLUG-IN, OR (4) CONTINUE TO PARTICIPATE IN THE PROGRAM FOLLOWING OUR POSTING OF A CHANGE NOTICE, REVISED PUBLISHER AGREEMENT, OR REVISED OPERATIONAL DOCUMENTATION ON THE PROGRAM WEB SITE, YOU (A) AGREE TO BE BOUND BY THIS PUBLISHER AGREEMENT; (B) ACKNOWLEDGE AND AGREE THAT YOU HAVE INDEPENDENTLY EVALUATED THE DESIRABILITY OF PARTICIPATING IN THE PROGRAM AND ARE NOT RELYING ON ANY REPRESENTATION, GUARANTEE, OR STATEMENT OTHER THAN AS EXPRESSLY SET FORTH IN THIS PUBLISHER AGREEMENT; AND (C) HEREBY REPRESENT AND WARRANT THAT YOU ARE LAWFULLY ABLE TO ENTER INTO CONTRACTS (E.G., YOU ARE NOT A MINOR)AND THAT YOU ARE AND WILL REMAIN IN COMPLIANCE WITH THIS PUBLISHER AGREEMENT, INCLUDING THE PROGRAM PARTICIPATION REQUIREMENTS. IN ADDITION, IF THIS PUBLISHER AGREEMENT IS BEING AGREED TO BY A COMPANY OR OTHER ENTITY BESIDES A NATURAL PERSON, THEN THE PERSON AGREEING TO THIS PUBLISHER AGREEMENT ON BEHALF OF THAT COMPANY OR ENTITY HEREBY REPRESENTS AND WARRANTS THAT HE OR SHE IS AUTHORIZED AND LAWFULLY ABLE TO BIND THAT COMPANY OR ENTITY TO THIS PUBLISHER AGREEMENT.

1. **Description of the Program**

The purpose of the Program is to permit you to incorporate advertising made available through the Program ("**Ads**"), consisting of images, video, text, Ad destination URL, and/or other information (collectively, "**Content**") on Your Mobile Properties in connection with advertising campaigns ("**Campaigns**") by Advertisers in order to earn Advertising Fees (as defined below in Section 6). "**Advertiser**" may be Amazon or one of our affiliates, or an advertiser that is neither Amazon nor one of our affiliates (a "**Third Party Advertiser**").

2. **Enrollment**

To enroll, you must provide us with such information as we request from developers that choose to participate in the Program, in English, and if requested by us, in any other language in which your Content is available to end users ("**Program Application**"). Among other things, you must identify Your Mobile Properties in your Program Application. You will ensure that the information you include in your Program Application and otherwise provide to us (including under Section 7), including your email address and other contact information and identification of Your Mobile Properties, is at all times complete, accurate, and up-to-date. All such information, including any selections you make in configuring your Program account, is incorporated into and forms a part of this Publisher Agreement. You may not share any login or password information that is issued to you in connection with the Program with any third party.

We require that you provide us with valid taxpayer identification information through the Tax Identity Interview before we will serve ads to Your Mobile Properties in connection with the Program. We will not serve any ads to Your Mobile Properties until you provide this information or otherwise satisfy us that you are not a person from whom we are required to obtain tax information. Additionally, if we discover or are notified that the tax information you have provided is not accurate, we will immediately stop serving ads to Your Mobile Properties and we may (in addition to any other rights or remedies available to us) withhold your Advertising Fees until you provide correct information or otherwise satisfy us that you are not a person from whom we are required to obtain tax information. If you are a non-U.S. resident for tax purposes, you agree that you will perform all integration work related to the Publisher Agreement while you are physically located outside the United States. If, for any reason, you cannot agree to this requirement, you must request an exception from us by using this link. You represent and warrant to us that (a) any mobile property on which you enable Ads to be served is one of Your Mobile Properties, (b) you have obtained the rights necessary for the exercise of all rights granted under this Agreement, and (c) you will be solely responsible for and will pay any licensors or co-owners any royalties or other monies due to them related to such content.

We may review your Program Application and request additional information from you regarding the nature and content of Your Mobile Properties and your compliance with the Operational Documentation (and you agree to provide such information) if we have any doubt as to whether your Program Application is complete, accurate, and up-to-date, whether Your Mobile Properties violate the Operational Documentation (as defined in Section 4 below) or whether you are in violation of this Publisher Agreement. Any such request for additional information may arise before or after the enabling of Ads to be served to Your Mobile Properties.

We may send notifications (if any), approvals (if any), and other communications relating to the Program and this Publisher Agreement to the email address then-currently associated with your Program account. You will be deemed to have received

all notifications, approvals, and other communications sent to that email address, even if the email address associated with your account is no longer current.

3. **Ads on Your Mobile Properties**

You may display Ads only on Your Mobile Properties, and only in compliance with this Publisher Agreement. You may not use the Program in connection with, and will not be eligible to earn Advertising Fees in respect of, mobile properties that have not been approved by us. You will receive a unique application ID ("**Application Key**") for each of Your Mobile Properties and such Application Key must only be used in connection with the display of Ads on that mobile property. You may not use different Application Keys for mobile properties that are identical or substantially similar to each other (for example, two mobile properties with the same binary code, or versions 1.0 and 2.0 of the same mobile property), regardless of whether they have different names. You may not use an Application Key that is issued for one mobile property to enable the display of Ads on a different mobile property. Proper use of your Application Key permits accurate tracking, reporting, and accrual of Advertising Fees. You may not share any Application Key with any third party unless expressly authorized by us in writing, whether it was issued to you in respect of one of Your Mobile Properties or you obtained access through an Amazon Plug-in. You may not modify Ads or Content we provide to you, or use Ads or Content other than as expressly permitted by this Publisher Agreement. You will not send us more than one Ad Request per end user per page of Your Mobile Properties. Each Ad will have a frequency cap per day per end user as we determine in our discretion. If you are permitted to use an API that is available only on a restricted or 'beta' basis (a "**Restricted API**"), you may not share the Restricted API with any third party.

We may modify or terminate any Campaign at any time. We will make all determinations regarding the selection and display of Ads and administration of the Program in our sole discretion.

4. **Program Requirements**

By participating in the Program, you agree that you will comply with the Program Participation Requirements and all pages, schedules, policies, guidelines, and other documents and materials referenced either in this Publisher Agreement or the distribution portal (collectively, "**Operational Documentation**"). You agree that you will use the Program and any Content provided to you pursuant to the Program only in accordance with this Publisher Agreement and the Operational Documentation.

You will promptly provide us with any information that we request to verify your compliance with this Publisher Agreement or any Operational Documentation. If we determine (in our sole discretion) at any time after you begin to receive Ads that the information provided in your Program Application is inaccurate or that any of Your Mobile Properties violates our Operational Documentation, or that you are otherwise in violation of this Publisher Agreement, we may suspend your participation in the Program with or without prior notice to you. Any such suspension will remain in effect until we are satisfied that the information provided to us is complete, accurate, and up-to-date, and that you and Your Mobile Properties are not violating (and if the suspension is lifted, will not violate) this Publisher Agreement or the requirements of the Operational Documentation. The decision to re-enable your participation in the Program following any such suspension will be at our sole discretion.

In addition to any other rights or remedies available to us, we may terminate this Publisher Agreement, withhold (and you agree you are not eligible for) any Advertising Fees payable to you under this Publisher Agreement (whether or not all such Advertising Fees occurred in connection with, or as a result of the non-compliance described below), or both, if we determine that you or other persons that we determine are affiliated with you or acting in concert with you (whether in respect to any existing or previously terminated Program account):

- have not complied with any requirement or restriction described in the Program Participation Requirements page or any other Operational Documentation or have otherwise violated this Publisher Agreement; or
- have violated the PMLA or the Mobile App Distribution Agreement.

In addition, you hereby consent to us:

- sending you emails relating to the Program from time to time; and
- crawling, and otherwise investigating Your Mobile Properties to verify compliance with this Publisher Agreement and the Operational Documentation.

5. **Responsibility for Your Mobile Properties**

You will be solely responsible for Your Mobile Properties and any Amazon Plug-in that you create, use or distribute, including development, marketing, operation and maintenance, and all materials that appear on or within Your Mobile Properties and/or any Amazon Plug-in. For example, you will be solely responsible for:

- the technical operation of Your Mobile Properties and all related equipment;
- displaying Ads on Your Mobile Properties in compliance with this Publisher Agreement and the Operational Documentation and any agreement between you and any other person or entity (including any restrictions or requirements placed on you by any person or entity that distributes Your Mobile Properties);
- creating and implementing, and ensuring the accuracy, completeness, and appropriateness of, materials posted on Your Mobile Properties;
- using the Ads, Content, Your Mobile Properties, and the materials on or within Your Mobile Properties and any Amazon Plug-in you create, use or distribute in a manner that does not infringe, violate, or misappropriate any of our rights or those of any other person or entity (including copyrights, trademarks, privacy, publicity or other intellectual property or proprietary rights);
- payment of any royalties or other monies due to any licensors or co-owners of Your Mobile Properties;
- your collection, use, storage and disclosure of data collected from users of Your Mobile Properties and any Amazon Plug-in you create, use or distribute, including adequate disclosure of each of the foregoing through a privacy policy (as set forth in Section 8) and ensuring compliance with such privacy policy;
- any inaccurate or incomplete information you provide to a third party regarding your use of an advertising identifier in Your Mobile Properties (e.g., IDFA or the Android advertising identifier) or your failure to properly honor any requirement of another distribution program regarding the tracking of Ads in Your Mobile Properties (e.g., the 'limit ad tracking' setting in iOS);
- any use that you make of the Ads or Content, whether or not permitted under this Publisher Agreement; and
- any activities of a Campaign Partner (as defined in Section 8(b) below) that would violate this Agreement if undertaken by you.

We will have no liability for these matters or for any of your end users' claims relating to these matters, and you agree to defend, indemnify, and hold us, our affiliates and licensors, and our and their respective employees, officers, directors, and representatives, harmless from and against all claims, damages, losses, liabilities, costs, and expenses (including attorneys' fees) relating to (a) all matters described in this Section 5; (b) your violation of any term or condition of this Publisher Agreement, the PMLA or any Operational Documentation; or (c) your or your employees' negligence or willful misconduct (each a "**Claim**"). You will not consent to the entry of a judgment or settle a Claim without our prior written consent, which may not be unreasonably withheld (provided that it shall not be deemed unreasonable for us to withhold consent to any settlement that requires us or any of our affiliates to admit fault or otherwise adversely affects us or our affiliates). You will use counsel reasonably satisfactory to us to defend each Claim. If we reasonably determine that a Claim might adversely affect us, we may take control of the defense at our expense (and without limiting your indemnification obligations).

6. **Advertising Fees**

You will earn Advertising Fees in connection with Ads displayed on Your Mobile Properties. All determinations and calculations of Advertising Fees by us will be final and binding. "**Advertising Fees**" means the amount we owe you for Qualifying Events, which will be determined in our sole discretion.

"**Event**" means any impression, click or other user action relating to or arising from an Ad. "**Qualifying Event**" means any Event other than a Non-Qualifying Event.

Under no circumstances will we pay you for any of the following (each, a "**Non-Qualifying Event**"):

- an Event that takes place on a mobile property that is not one of Your Mobile Properties;
- an Event that results from a violation of the Program Participation Requirements (for example, fraudulent or repetitive clicks or impressions, including those that are generated through the use of robots or other automated tools or computer-generated requests);
- an Event for which you do not provide an Ad in response to an Ad Request, including any Event in which you receive an error message from us or in which the Ad is not properly displayed by you on one of Your Mobile Properties;
- an Event that is not correctly tracked or reported because you have modified the Ads or not properly used your Application Key (for example, if you use an Application Key that is issued for one mobile property in connection with the display of ads on a second mobile property, we will not pay you for any resulting impression, click or other user action relating to ads on the second mobile property);
- an Event that does not occur as a result of intentional activity by end users on Your Mobile Properties (excluding auto-play video impressions); or
- an Event that occurs after termination of this Publisher Agreement or the termination of any license granted hereunder or under the PMLA.

7. **Payment of Advertising Fees**

For each purchase of impressions from you, the Amazon Party that made the purchase (or its paying agent or other designee) will pay you Advertising Fees on a monthly basis for Qualifying Events in a given month, subject to any applicable withholding or deduction described below approximately 30 days following the end of each calendar month in which the Advertising Fees were earned by EFT, wire transfer or check, depending on the country in which your bank account is located, and in some cases depending on your choice. Each Amazon Party reserves the right to make separate payments to you of Advertising Fees due under this Agreement. Any unpaid accrued Advertising Fees in your account may be subject to escheatment under U.S. law.

(a) Electronic Fund Transfer (EFT). If we are paying you by EFT, we will pay the Advertising Fees you earn directly into the bank account you designate. You must provide us with the name of your bank, the bank account type, the 9-digit routing number/ABA number, the account number, and the name of the primary account holder as it appears on the account. If you do not provide this information, or it is not valid (e.g., the account has been closed or changed), or the payment is otherwise rejected by your bank, then your Advertising Fees will be withheld, without interest, until you provide accurate, updated information.

(b) Wire Transfer. If we are paying you by wire transfer, we will electronically transfer the Advertising Fees you earn into the bank account you designate, but we will accrue and withhold Advertising Fees until the total amount due to you is at least USD$100 or the corresponding amount in the currency we will use to pay you the Advertising Fees. You must provide us with the name of your bank, the branch code, the Swift code, the bank account type, the account number, and the name of the primary account holder as it appears on the account. If you do not provide this information, or it is not valid (e.g., the account has been closed or changed), or the payment is otherwise rejected by your bank, then your Advertising Fees will be withheld, without interest, until you provide accurate, updated information.

(c) Check. If we are paying you by check, we will send you a check in the amount of the Advertising Fees you earn, but we will accrue and withhold Advertising Fees (without interest) until the total amount due to you is at least USD$100 or the corresponding amount in the currency we will use to pay you the Advertising Fees.

You are responsible for collecting and remitting any income, value added or other taxes, such as consumption taxes, imposed on the Advertising Fees. Accordingly, unless otherwise stated, the amounts due to you hereunder are inclusive of any taxes that may apply to such payments. Each Amazon Party maintains the right, however, to deduct or withhold any applicable taxes from amounts it owes you, and the amounts due, as reduced by such deductions or withholdings, will constitute full payment to you. If the amounts should be subject to value added taxes we will pay such value added taxes upon receipt of a valid tax invoice from you. Throughout the term of this Agreement, you will provide us with any forms, documents or other certifications as may be required by us to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement.

8. **Information Policies**

(a) Definitions. As used below:

- "**Advertising Data**" means all data and information related to our performance under this Publisher Agreement or otherwise related to our providing you with Ads, including Ad Response and Ad Performance Data, but excluding Publisher Data and Program Data.
- "**Ad Performance Data**" means all information related to the delivery of Ads (e.g., number of Ads served, impressions, clicks, conversions, header information, advertising fee rates, video play duration, video un-mutes, and other delivery-specific metrics).
- "**Ad Request**" means a request we receive from you or a third party acting on your behalf for an Ad to be displayed on one of Your Mobile Properties.
- "**Ad Response**" means all information related to any response (or non-response) we provide to an Ad Request (e.g., Ad creative, Ad destination URLs, Ad subject matter (including Advertiser, Advertiser category brand, product and product category), Ad descriptions, and Ad targeting information).
- "**Aggregated**" where used with respect to our data, means a manner or form in which our data is combined with data from numerous campaigns of numerous Advertisers and precludes identification, directly or indirectly, of any particular Advertiser, brand, product or end user; and where used with respect to your data, means a manner or form in which your data is combined with data from numerous mobile properties and precludes identification, directly or indirectly, of any particular mobile property.
- "**Anonymous**" where used with respect to our data, means in a manner or form that does not identify or permit identification, association, or correlation of, or with (a) us or our brands or products, (b) any of our affiliates or their brands or products, (c) any Advertiser or their brands or products, (d) the Amazon Mobile Ads API, or (e) the Program, and where used with respect to your data, means in a manner or form that does not identify or permit identification, association, or correlation of, or with (y) you, or (z) any of Your Mobile Properties, brands or products.
- "**End User Data**" means information collected from any end user of Your Mobile Properties that will be (a) disclosed to us in connection with the Program, (b) used in connection with the Program, or (c) collected by you or any Campaign Partner as a result of any Campaign we provide to you.
- "**PII**" means data which, alone, or when combined with other personal or identifying information which is linked or linkable to a specific individual, can be used to identify, contact, or precisely locate a natural person, including the person's name, initials, date of birth, address, telephone number, e-mail address, financial account number, or

government-issued identifier. For the avoidance of doubt, an advertising-specific identifier, whether or not anonymized, that can be reset for a device (e.g., Android Advertising ID, IDFA) is not PII on its own.

- "**Program Data**" means any data regarding Your Mobile Properties sent as part of your Program Application (e.g., app category).
- "**Publisher Data**" means your pre-existing data that you provide to us for a given impression, including your Ad Requests.

(b) Our Data:

You acknowledge and agree that Advertising Data is a trade secret of Amazon. Except as expressly permitted by the next two paragraphs, you agree that you will not disclose Advertising Data or any other information we provide you under this Publisher Agreement for any reason. Without limiting the generality of the foregoing, you agree that you will not use or permit a third party to use Advertising Data for retargeting a user or creating or appending data to a non-public profile regarding a user; to inform or improve advertising targeting on behalf of any other advertiser or advertising network; or for your own purposes.

You may disclose Advertising Data: (1) to your employees and affiliates who need to know such information solely to facilitate your delivery of Campaigns under this Publisher Agreement; (2) on an Aggregated and Anonymous basis solely for reporting or marketing purposes; and (3) to the extent required to comply with a court order, law, or direction by a governmental or regulatory agency, provided that you first provide prior written notice to us of such anticipated disclosure and the opportunity for us to object to such disclosure or to seek confidential treatment of such Advertising Data.

You may disclose Aggregated Advertising Data to a third party that is serving as a mediation or analytics provider to you in connection with delivering Campaigns we provide to you ("**Campaign Partner**") solely to the extent necessary for such Campaign Partner to deliver such Campaigns, and subject to the restrictions set forth in the remainder of this paragraph. A Campaign Partner must be subject to a written non-disclosure agreement with you that restricts the Campaign Partner's use and disclosure of Advertising Data solely to the scope contemplated by this paragraph and does not permit the Campaign Partner to use Advertising Data to improve its systems or to use Advertising Data for the benefit of a third party. You must immediately disclose to us in writing your use of a Campaign Partner by using this link. Notwithstanding any non-disclosure agreement between us, we may disclose the restrictions set forth in this Agreement to a Campaign Partner. You will be liable for any violation of this Agreement by a Campaign Partner.

(c) Your Data:

Unless authorized by you, we will not disclose your Publisher Data except (1) to provide reporting to applicable Advertisers for Campaigns that occur on Your Mobile Properties, (2) to disclose Ad Requests and Program Data to third parties to facilitate and optimize the serving and delivery of Ads, (3) on an Aggregated and Anonymous basis, or (4) to the extent required to comply with a court order, law, or direction by a governmental or regulatory agency. For clarity, we may use, collect and compile Publisher Data for our internal purposes, including delivering and targeting ads, reporting and inventory forecasting.

(d) End User Data:

You agree that you will not provide us any End User Data that constitutes or includes any PII or that we could otherwise recognize as PII. To the extent End User Data includes any geo-location data (i.e., latitude/longitude of a device) you will provide such geo-location data to us only if (1) the end user is not located in the European Union, and (2) you have first obtained affirmative consent from the end user to provide such data to us. You will make accessible and adhere to a privacy policy that abides by all applicable laws, rules and regulations (including any privacy laws, rules and regulations applicable in the European Union when displaying Ads to end users located in the European Union). You will obtain any necessary consent from, and provide legally adequate disclosure to your end users regarding your collection, use, storage, modification, disclosure to third parties and destruction of all End User Data. You will implement and maintain reasonable security procedures and practices appropriate to the nature of the End User Data in your control to protect any End User Data from unauthorized access, use, modification, disclosure or destruction. You will use and authorize others to access and use End User Data only for the purposes permitted by the end user, and disclose, maintain, and use End User Data in accordance with your privacy policy and applicable laws, rules, and regulations.

(e) Amazon Plug-ins:

If you create, use or distribute an Amazon Plug-in, you will not collect, use or disclose any data regarding Ads we provide to a mobile property that is not one of Your Mobile Properties.

9. **Publicity and Confidentiality**

You will: (a) protect and not disclose information made available by us that is identified as confidential or that reasonably should be considered confidential; (b) use this information only to fulfill your obligations under this Agreement; and (c) either destroy or return all such information to us promptly when the Agreement terminates (and, upon request, confirm such destruction in writing). For clarity, Advertising Data is our confidential information and may only be used or disclosed as permitted under Section 8(b) of the Agreement. This section covers all confidential information regardless of when you receive it. You will not issue any press release or make any other public communication with respect to this Publisher Agreement, your use of the Ads or Content, the Program or your participation in the Program. You will not misrepresent or embellish the relationship between you and us or any Advertiser (including by expressing or implying that we or they support, sponsor, endorse, or contribute to any charity or other cause), or express or imply any relationship or affiliation between you and us, any Advertiser, or any other person or entity except as expressly permitted by this Publisher Agreement.

10. **Limited License**

Subject to the terms of this Publisher Agreement and solely for the limited purposes of displaying Ads in connection with the Program, we hereby grant you a limited, revocable, non-transferable, non-sublicensable, non-exclusive, royalty-free license to display the Ads solely on Your Mobile Properties. The license set forth above will immediately and automatically terminate if at any time you do not timely comply with any obligation under this Publisher Agreement or any Operational Documentation (whether or not we provide notice to you of such non-compliance or suspend your participation in the Program as a result of such non-compliance), or otherwise upon termination of this Publisher Agreement. In addition, we may terminate the license set forth in this Section 10 in whole or in part upon written notice to you. You will promptly remove from Your Mobile Properties and delete or otherwise destroy all of the Content with respect to which the license set forth in this Section 10 is terminated or as we may otherwise request from time to time.

You grant us, our affiliates, and each of our employees, agents, contractors, and designees any and all necessary rights and permissions, on a royalty-free, worldwide basis, to use your name, the names and app icons of Your Mobile Properties, and the trademarks, trade names, logos, copyrights and other intellectual property provided by or through you for the purpose of fulfilling our obligations under this Publisher Agreement, for reporting purposes, and for marketing and promoting Your Mobile Properties worldwide to potential customers and Advertisers in connection with the Program.

11. **Reservation of Rights; Submissions**

Other than the limited licenses expressly set forth in Sections 10 and 21, we reserve all right, title and interest (including all intellectual property and proprietary rights) in and to, and you do not, by virtue of this Publisher Agreement or otherwise, acquire any ownership interest or rights in or to, the Program, Ads, Content, any domain name owned or operated by us or our affiliates, Operational Documentation, our and our affiliates' trademarks and logos, and any other intellectual property and technology that we provide or use in connection with the Program. If you provide us or any of our affiliates with suggestions, reviews, modifications, data, images, text, or other information or content about a product or in connection with this Publisher Agreement, any Content, or your participation in the Program, or if you modify any Content in any way, (collectively, "**Your Submission**"), you hereby grant us (even if you have designated Your Submission as confidential) a perpetual, royalty-free, nonexclusive, worldwide, irrevocable, freely transferable right and license to (a) use, reproduce, perform, display, make available and distribute Your Submission in any manner; (b) adapt, modify, re-format, and create derivative works of Your Submission for any purpose; (c) use and publish your name in the form of a credit in conjunction with Your Submission (however, we will not have any obligation to do so); and (d) sublicense the foregoing rights to any other person or entity. Additionally, you hereby warrant that: (y) Your Submission is your original work, or you obtained Your Submission in a lawful manner; and (z) our and our sublicensees' exercise of rights under the license above will not violate any person's or entity's rights, including any copyright rights. You agree to provide us such assistance as we may require to document, perfect or maintain our rights in and to Your Submission.

12. **Compliance with Laws and Self-Regulatory Principles**

In connection with your participation in the Program, you will comply with all applicable laws, ordinances, rules, regulations, orders, licenses, permits, judgments, decisions, and other requirements of any governmental authority that has jurisdiction over you (federal, state, or otherwise), including laws that govern marketing email (e.g., the CAN-SPAM Act of 2003), user privacy and data security. For any Ads displayed on U.S.-targeted mobile properties, you will at all times comply with the Digital Advertising Alliance's (DAA) Self-Regulatory Principles for Online Behavioral Advertising (including the Mobile Guidance issued by the DAA in July 2013) set forth at www.aboutads.info (or any successor website). For any Ads displayed on E.U.-targeted mobile properties, you will at all times comply with the IAB Europe EU Framework for Online Behavioural Advertising, set forth at http://www.iabeurope.eu/files/9613/6984/1480/2012-12-11_iab_europe_oba_framework.pdf (or any successor website). For any Ads displayed on Japan-targeted mobile properties, you will at all times comply with Japan Internet Advertising Association's Guidelines for Behavioral Advertising set forth at http://www.jiaa.org/release/release_guide_140324.html (or any successor website).

13. **Term and Termination**

The term of this Publisher Agreement will begin upon the earlier to occur of your enrollment in the Program pursuant to Section 2, the enabling of Ads to be served to Your Mobile Properties, or our receipt of any Ad Request. Either you or we may terminate this Publisher Agreement at any time, with or without cause, immediately upon providing written notice of termination to the other party. Upon any termination of this Publisher Agreement, any and all licenses you have with respect to Content and the Amazon Mobile Ads API will automatically terminate and you will (1) immediately stop using the Content in Your Mobile Properties, (2) immediately stop using all Restricted APIs in Your Mobile Properties, (3) immediately stop making Ad Requests to the Program, (4) immediately stop using and distributing any Amazon Plug-ins, (5) promptly (and in any event within 10 business days) remove the Amazon Mobile Ads API from any version of Your Mobile Properties that is available for download through any distribution program, and (6) promptly (and in any event within 10 business days) delete all materials provided or made available by or on behalf of us to you in connection with any Restricted API. We may withhold accrued unpaid Advertising Fees for a reasonable period of time following termination to ensure that you have taken these steps and that the correct amount is paid (e.g., to account for any Non-Qualifying Events). Upon any termination of this Publisher Agreement, all rights and obligations of the Parties will be extinguished, except that the rights and obligations of the Parties under Sections 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 18, 19, 20 and 22, together with any accrued but unpaid Advertising Fees or other payment obligations of either of us under this Publisher Agreement, will survive the termination of this Publisher Agreement. Additionally, the rights and obligations of the Parties under the last sentence of the first paragraph of Section 10 (regarding removal, deletion and destruction of Content) and the last sentence of the first paragraph of Section 21 (regarding removal and distribution of the Amazon Mobile Ads API) shall survive any termination of this Agreement. No termination of this Publisher Agreement will relieve either Party for any liability for any breach of, or liability accruing under, this Publisher Agreement prior to termination.

14. **Modification**

We may modify any of the terms and conditions contained in this Publisher Agreement (and any Operational Documentation) at any time and in our sole discretion by posting a change notice, revised agreement, or revised Operational Documentation online. Modifications may include, for example, changes to the Program Participation Requirements, payment procedures, and other Program requirements. Changes to this Publisher Agreement will be effective as of the date we post them, unless we specify a different effective date when we make a particular change. You are responsible for checking for Publisher Agreement updates. IF ANY MODIFICATION IS UNACCEPTABLE TO YOU, YOUR ONLY RECOURSE IS TO TERMINATE THIS PUBLISHER AGREEMENT. YOUR CONTINUED PARTICIPATION IN THE PROGRAM FOLLOWING OUR POSTING OF A CHANGE NOTICE, REVISED PUBLISHER AGREEMENT, OR REVISED OPERATIONAL DOCUMENTATION ON THE DEVELOPER.AMAZON.COM SITE WILL CONSTITUTE YOUR BINDING ACCEPTANCE OF THE CHANGE.

15. **Relationship of Parties**

You and we are independent contractors, and nothing in this Publisher Agreement or the Operational Documentation will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between you and us or our respective affiliates. You will have no authority to make or accept any offers or representations on our or our affiliates' behalf. You will not make any statement, whether on Your Mobile Properties or otherwise, during or after the term of this Agreement, that contradicts or may contradict anything in this section. If you authorize, assist, encourage, or facilitate (including through the unauthorized use of your developer password or credentials) another person or entity to take any action related to the subject matter of this Publisher Agreement, you will be deemed to have taken the action yourself.

16. **Disclaimers**

THE PROGRAM, THE AMAZON MOBILE ADS API, THE DEVELOPER.AMAZON.COM SITE, ANY PRODUCTS AND SERVICES OFFERED ON THE DEVELOPER.AMAZON.COM SITE, ANY ADS, AD FORMATS, OPERATIONAL DOCUMENTATION, THE AMAZON.COM SITE, AMAZON'S MOBILE APPLICATIONS AND THE WEBSITES AND MOBILE APPLICATIONS OF ANY OF OUR AFFILIATES, OUR AFFILIATES' TRADEMARKS AND LOGOS, AND ALL TECHNOLOGY, SOFTWARE, FUNCTIONS, MATERIALS, DATA, IMAGES, TEXT, AND OTHER INFORMATION AND CONTENT PROVIDED OR USED BY OR ON BEHALF OF US OR OUR AFFILIATES OR LICENSORS IN CONNECTION WITH THE PROGRAM (COLLECTIVELY THE "**SERVICE OFFERINGS**") ARE PROVIDED "AS IS." NEITHER WE NOR ANY OF OUR AFFILIATES OR LICENSORS MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE WITH RESPECT TO THE SERVICE OFFERINGS. EXCEPT TO THE EXTENT PROHIBITED BY APPLICABLE LAW, WE AND OUR AFFILIATES AND LICENSORS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SERVICE OFFERINGS, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND QUIET ENJOYMENT, AND ANY WARRANTIES ARISING OUT OF ANY COURSE OF DEALING, PERFORMANCE, OR TRADE USAGE. WE MAY DISCONTINUE ANY SERVICE OFFERING, OR MAY CHANGE THE NATURE, FEATURES, FUNCTIONS, SCOPE, OR OPERATION OF ANY SERVICE OFFERING, AT ANY TIME AND FROM TIME TO

TIME. NEITHER WE NOR ANY OF OUR AFFILIATES OR LICENSORS WARRANT THAT THE SERVICE OFFERINGS WILL CONTINUE TO BE PROVIDED, WILL FUNCTION AS DESCRIBED, CONSISTENTLY OR IN ANY PARTICULAR MANNER, OR WILL BE UNINTERRUPTED, ACCURATE, ERROR FREE, OR FREE OF HARMFUL COMPONENTS. NEITHER WE NOR ANY OF OUR AFFILIATES OR LICENSORS WILL BE RESPONSIBLE FOR (A) ANY ERRORS, INACCURACIES, OR SERVICE INTERRUPTIONS, INCLUDING POWER OUTAGES OR SYSTEM FAILURES; OR (B) ANY UNAUTHORIZED ACCESS TO OR ALTERATION OF, OR DELETION, DESTRUCTION, DAMAGE, OR LOSS OF, YOUR MOBILE PROPERTIES OR ANY DATA, IMAGES, TEXT, OR OTHER INFORMATION OR CONTENT. NO ADVICE OR INFORMATION OBTAINED BY YOU FROM US OR FROM ANY OTHER PERSON OR ENTITY OR THROUGH THE PROGRAM, ADS, CONTENT, OPERATIONAL DOCUMENTATION, OR THE DEVELOPER.AMAZON.COM SITE WILL CREATE ANY WARRANTY NOT EXPRESSLY STATED IN THIS PUBLISHER AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WE SPECIFICALLY WAIVE AND DISCLAIM ANY REPRESENTATION OR WARRANTY REGARDING (AA) THE NUMBER OR QUALITY OF ADS THAT MAY BE SENT TO YOUR MOBILE PROPERTIES, (BB) THE MEANS BY WHICH WE DETERMINE WHICH CAMPAIGNS AND WHICH ADS WILL BE SERVED TO YOUR MOBILE PROPERTIES, (CC) THE ADVERTISING FEES THAT YOU MAY EARN FROM THE SERVICE OFFERINGS, AND (DD) ANY ECONOMIC OR OTHER BENEFIT THAT YOU MIGHT OBTAIN THROUGH YOUR PARTICIPATION IN OR PERFORMANCE UNDER THIS AGREEMENT. FURTHER, NEITHER WE NOR ANY OF OUR AFFILIATES OR LICENSORS WILL BE RESPONSIBLE FOR ANY COMPENSATION, REIMBURSEMENT, OR DAMAGES ARISING IN CONNECTION WITH (XX) ANY LOSS OF PROSPECTIVE PROFITS OR ADVERTISING FEES, ANTICIPATED SALES, GOODWILL, OR OTHER BENEFITS, (YY) ANY INVESTMENTS, EXPENDITURES, OR COMMITMENTS BY YOU IN CONNECTION WITH THIS PUBLISHER AGREEMENT OR YOUR PARTICIPATION IN THE PROGRAM, OR (ZZ) ANY TERMINATION OF THIS PUBLISHER AGREEMENT OR YOUR PARTICIPATION IN THE PROGRAM.

17. **Limitation of Liability**

WE WILL NOT BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES (INCLUDING ANY LOSS OF ADVERTISING FEES, PROFITS, GOODWILL, USE, OR DATA) ARISING IN CONNECTION WITH THIS PUBLISHER AGREEMENT, THE PROGRAM, OPERATIONAL DOCUMENTATION, THE AMAZON SITE, OR THE SERVICE OFFERINGS (DEFINED ABOVE), EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF THOSE DAMAGES. FURTHER, OUR AGGREGATE LIABILITY ARISING IN CONNECTION WITH THIS PUBLISHER AGREEMENT, THE PROGRAM, THE AMAZON SITE, AND THE SERVICE OFFERINGS WILL NOT EXCEED THE TOTAL ADVERTISING FEES PAID TO YOU UNDER THIS PUBLISHER AGREEMENT IN THE SIX MONTHS IMMEDIATELY PRECEDING THE DATE ON WHICH THE EVENT GIVING RISE TO THE MOST RECENT CLAIM OF LIABILITY OCCURRED. EACH AMAZON PARTY IS SEVERALLY LIABLE FOR ITS OWN OBLIGATIONS UNDER THIS AGREEMENT AND IS NOT JOINTLY LIABLE FOR THE OBLIGATIONS OF OTHER AMAZON PARTIES.

18. **Disputes**

Any dispute or claim relating in any way to the Program or this Publisher Agreement will be resolved by binding arbitration, rather than in court, except that you may assert claims in small claims court if your claims qualify. The Federal Arbitration Act and federal arbitration law and the laws of the state of Washington, without regard to principles of conflict of laws, will govern this Publisher Agreement and any dispute of any sort that might arise between you and us.

There is no judge or jury in arbitration, and court review of an arbitration award is limited. However, an arbitrator can award on an individual basis the same damages and relief as a court (including injunctive and declaratory relief or statutory damages), and must follow the terms of this Publisher Agreement as a court would.

To begin an arbitration proceeding, you must send a letter requesting arbitration and describing your claim to our registered agent, Corporation Service Company, 300 Deschutes Way SW, Suite 304, Tumwater, WA 98501. The arbitration will be conducted by the American Arbitration Association ("AAA") under its rules, including the AAA's Supplementary Procedures for Consumer-Related Disputes. The AAA's rules are available at www.adr.org or by calling 1-800-778-7879. Payment of all filing, administration and arbitrator fees will be governed by the AAA's rules. We will reimburse those fees for claims totaling less than USD$10,000 unless the arbitrator determines the claims are frivolous. Likewise, we will not seek attorneys' fees and costs in arbitration unless the arbitrator determines the claims are frivolous. You may choose to have the arbitration conducted by telephone, based on written submissions, or in person in the county where you live or at another mutually agreed location.

We each agree that any dispute resolution proceedings will be conducted only on an individual basis and not in a class, consolidated or representative action. If for any reason a claim proceeds in court rather than in arbitration, **we each waive any right to a jury trial.** We also both agree that you or we may bring suit in court to enjoin infringement or other misuse of intellectual property rights.

Notwithstanding anything to the contrary in this Publisher Agreement, we may seek injunctive or other relief in any state, federal, or national court of competent jurisdiction for any actual or alleged infringement of our or any other person or entity's intellectual property or proprietary rights. You further acknowledge and agree that our rights in the Content are of a special, unique, extraordinary character, giving them peculiar value, the loss of which cannot be readily estimated or adequately compensated for in monetary damages.

19. **Miscellaneous**

You acknowledge and agree that we and our affiliates may at any time (directly or indirectly) solicit customer referrals on terms that may differ from those contained in this Publisher Agreement or operate sites and/or mobile properties that are similar to or compete with your sites and/or Your Mobile Properties. You may not assign this Publisher Agreement, by operation of law or otherwise, without our express prior written approval. Subject to that restriction, this Publisher Agreement will be binding on, inure to the benefit of, and be enforceable against the Parties and their respective successors and assigns. Our failure to enforce your strict performance of any provision of this Publisher Agreement will not constitute a waiver of our right to subsequently enforce such provision or any other provision of this Publisher Agreement. Whenever used in this Publisher Agreement, the terms "include(s)," "including," "e.g.," and "for example" mean, respectively, "include(s), without limitation," "including, without limitation," "e.g., without limitation," and "for example, without limitation." Any determinations or updates that may be made by us, any actions that may be taken by us, and any approvals that may be given by us under this Publisher Agreement, may be made, taken, or given in our sole discretion. Subject to the terms of this Publisher Agreement, either Party may use one or more subcontractors to exercise its rights and perform its obligations hereunder. Both Parties will be responsible for ensuring that its subcontractors comply with the applicable portions of this Publisher Agreement when performing for either Party.

20. **Entire Agreement; Conflicts**

This Publisher Agreement and the PMLA (and any non-disclosure agreement ("**NDA**") that the Parties have entered into with respect to this relationship, if applicable) (collectively, the "**Publisher Documents**"), constitute the entire agreement between the Parties with respect to the Program, supersede any and all prior or contemporaneous agreements between the Parties with respect to the Program and do not give any third party (except where specified) any rights or remedies hereunder. In the event of any conflict between the Publisher Documents, they shall be interpreted in the following order of precedence: (1) this Publisher Agreement; (2) the PMLA; and (3) any NDA. In the event of any conflict between this Publisher Agreement and the Operational Documentation, this Publisher Agreement will control over the remainder of the

Operational Documentation.

21. **Distribution License; Amended Terms to the PMLA**

Subject to the terms of this Publisher Agreement (including the next two paragraphs), solely for the limited purpose of displaying Ads in connection with the Program, and notwithstanding the limitations set forth in Section 2 of the PMLA, Amazon grants you a limited, revocable, non-transferable, non-sublicenseable, non-exclusive, royalty free license to (1) distribute the Amazon Mobile Ads API solely on Your Mobile Properties (including through distribution programs other than the Amazon App Distribution and Services Program (e.g., Google Play, Apple iTunes), and (2) to create derivatives of the Amazon Mobile Ads API solely to the extent necessary to create an Amazon Plug-in, and to use and distribute an Amazon Plug-in, if you notify users that Amazon is not the author of the Amazon Plug-in, has not reviewed any software contained therein, and does not make any warranties (express or implied) regarding the Amazon Plug-in, including warranties of merchantability, fitness for a particular purpose or non-infringement. The foregoing is referred to herein as the "**Distribution License.**" The Distribution License will immediately and automatically terminate if at any time you do not timely comply with any obligation under this Publisher Agreement or any Operational Documentation (whether or not we provide notice to you of such non-compliance or suspend your participation in the Program as a result of such non-compliance), or otherwise upon termination of this Publisher Agreement. In addition, we may terminate the Distribution License in whole or in part upon written notice to you. If we terminate the Distribution License, we may disable the Amazon Mobile Ads API and/or any Amazon Plug-in as it relates to any or all of Your Mobile Properties. Upon any termination of the Distribution License or upon our request, you will promptly (and in any event within 10 business days) remove the Amazon Mobile Ads API from Your Mobile Properties and cease distribution of the Amazon Mobile Ads API and any Amazon Plug-in through all distribution programs. If Your Mobile Properties are available through another distribution program (e.g., Google Play or iTunes), you warrant to us that any information you make available to a third party (including Google or Apple) regarding your use of any advertising identifier in Your Mobile Properties is accurate and complete, and that you will properly honor any requirement of that program regarding the tracking of Ads in Your Mobile Properties (e.g., the 'limit ad tracking' setting in iOS).

Notwithstanding the provisions of this Publisher Agreement, other license terms may apply to certain software files contained within or distributed with the Amazon Mobile Ads API that are specifically identified in related documentation, including any license, notice or readme files (collectively, "**Third Party Software**"). Such Third Party Software license terms shall apply to the corresponding Third Party Software file in lieu of the terms set forth in this Publisher Agreement. You acknowledge and agree that the Amazon Mobile Ads API contains files built with open source code, and that your license to use, make available and distribute such files in Your Mobile Properties (including through the API Distribution License and any other license provided by the PMLA) is conditioned on your providing to users of Your Mobile Properties the proper notices and disclaimers with respect to such open source code (collectively, the "**Open Source Notice**") and that we may terminate your license to use and distribute the Amazon Mobile Ads API in Your Mobile Properties if you fail to provide the Open Source Notice to your users. The required form of Open Source Notice can be found in the notices file that is downloaded with the Amazon Mobile Ads API.

Amazon may, in its sole discretion and with Amazon's express prior written consent (email will be sufficient), grant you the right to sublicense the license rights described in Section 1 of the PMLA and/or in this Section 21 to third parties. If you are authorized by Amazon to sublicense to a third party the rights described in the Section 1 of the PMLA and/or in this Section 21, you agree that any breach of the PMLA or this Section 21 by such Party will be considered a breach of such license by you.

22. **Communications**

We may communicate with you in connection with your use of the Program electronically and in other media, and you consent to such communications regardless of any customer communication or similar preferences or requests you may have indicated on the Amazon.com web site or by any other means. Any written notice we are permitted or required to send to you may be sent to the email address then currently associated with your account.

23. **Governing Language**

This Publisher Agreement is executed in English, and any translation into Japanese is provided only for convenience. In the event of any discrepancy between the English version and the Japanese translation of this Publisher Agreement, the English version of this Publisher Agreement shall control and the Japanese translation has no interpretive value.

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